EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


James C. Marshall, CPA, P.C.
14455 North Hayden Road, Suite 206
Scottsdale, Arizona 85260


The above named CPA firm consents to the inclusion in the registration statement on Form S-8 of our report dated March 31, 2003, and the audited consolidated financial statements for OrderPro Logistics, Inc. for the fiscal years ended December 31, 2002, and December 31, 2001.


/s/ James C. Marshall, CPA, P.C.
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James C. Marshall, CPA, P.C.
February 3, 2004